EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pacific Ethanol, Inc.
Sacramento, California

We consent to incorporation by reference in the Registration Statements (Nos. 333-106554, 333-123538, 333-123539 and 333-137663) on Form S-8 and (Nos. 333-127714, 333-135270 and 333-138260) on Form S-3 of Pacific Ethanol, Inc. of our report dated March 7, 2007 relating to our audits of the consolidated financial statements, which appear in the December 31, 2006 annual report on Form 10-K of Pacific Ethanol, Inc.

/s/ HEIN & ASSOCIATES LLP

Irvine, California
March 7, 2007